Sunworks Announces Reverse Stock Split

ROSEVILLE, Calif. August 29, 2019 - Sunworks, Inc. (Nasdaq: SUNW), a provider of solar power solutions for agriculture, commercial and industrial (ACI), public works and residential markets, today announced that it will effect a one-for-seven reverse stock split of its outstanding common stock. The purpose of the reverse stock split is to bring the company into compliance with the minimum $1.00 price per share bid requirement of Nasdaq’s Marketplace Rule 5550(a)(2).

The company’s common stock will continue trading on the Nasdaq Capital Market under the symbol “SUNW” on a reverse stock split adjusted basis when the market opens tomorrow, August 30, 2019.

The company’s stockholders approved a proposal authorizing the company’s Board of Directors to effect a reverse stock split in a range of 1:3 to 1:10 at the company’s Annual Meeting of Stockholders held on August 7, 2019.

The reverse stock split uniformly affects all issued and outstanding shares of the company’s common stock and will not alter any stockholder’s percentage ownership interest in the company, except to the extent that the reverse stock split results in fractional interests. No fractional shares will be issued in connection with the reverse stock split. Stockholders will be issued one whole share of common stock in exchange for any fractional interest that such stockholder would have otherwise received as a result of the reverse stock split. The reverse stock split proportionately affects the number of shares of common stock available for issuance under the company’s equity incentive plans. All options, warrants and stock awards of the company outstanding immediately prior to the reverse stock split will be adjusted in accordance with their terms.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from 32,660,496 to 4,665,786 plus any shares to be issued in exchange for fractional interests. The number of authorized shares of common stock (200,000,000) will not be changed by the reverse stock split.

The company’s transfer agent, Continental Stock Transfer & Trust, is acting as the exchange agent for the reverse stock split. Continental will provide instructions to stockholders of record regarding the exchange of stock certificates, as applicable. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares. Shareholders with questions related to the transfer or mechanics of the reverse, may contact Continental Stock Transfer & Trust, 1 State Street, 30th Floor, New York, NY 10004-1561 or by phone at (212) 509-4000.

About Sunworks, Inc.

Sunworks, Inc. (NASDAQ:SUNW) is a premier provider of high performance solar power systems. The company is committed to quality business practices that exceed industry standards and upholds its ideals of ethics and safety. Sunworks continues to grow its presence, expanding nationally with regional and local offices. Sunworks strives to consistently deliver high quality, performance-oriented solutions for customers in a wide range of industries including agricultural, commercial and industrial, federal, public works, and residential. The company’s dedication to excellence is reflected in its 25-year warranty, a benchmark that it stands by to support its customers above and beyond their expectations. Sunworks’ diverse, seasoned workforce includes distinguished veterans who bring a sense of pride, discipline, and professionalism to their interaction with customers. Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power. For more information, visit www.sunworksusa.com

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive, regulatory, environmental and other factors affecting the Company and its operations, markets, products, and prospects for sales, lower revenues, failure to earn profit, higher costs than expected, potential operating losses, ownership dilution, inability to repay debt, the inability to complete projects within anticipated timeframes and costs, the impact of tariffs imposed by governmental bodies, the impact on the national and local economies resulting from terrorist actions; and other factors detailed in reports filed by the Company. We also refer you to the risks described in “Risk Factors” in Part I, Item 1A of Sunworks, Inc.’s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time. In addition, there can be no assurance that implementing a reverse stock split will result in the company regaining compliance with Nasdaq listing requirements or that if compliance is regained that the company will be able to maintain such compliance.

Any forward-looking statement made by us in this press release is based only on information currently available to us and refers only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

Rob Fink

FNK IR

646-809-4048

rob@fnkir.com